Exhibit 99.1

NEWS

For Immediate Release

Editorial Contact: Joe Horine

614-726-4775

joe.horine@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE RECEIVES NASDAQ NOTICE

REGARDING DELAYED FILING OF FORM 10-Q

Company to Request Appeal Hearing

ALISO VIEJO, Calif., August 17, 2006 – Quest Software, Inc. (Nasdaq: QSFT) today announced that the company received a Nasdaq Staff Determination letter on August 14, 2006 indicating that the company is not in compliance with the continued listing requirement set forth in Nasdaq Marketplace Rule 4310(c)(14). The letter was issued in accordance with Nasdaq procedures when the company did not file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 on or before the SEC’s filing deadline. Quest Software securities are, therefore, subject to delisting from the Nasdaq Global Select Market. Quest Software will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. Pending a decision by the Panel, Quest Software’s common stock will remain listed on The Nasdaq Global Select Market. There can be no assurance that the Panel will grant the company’s request for continued listing.

As previously announced, a special committee of independent directors was formed to conduct an investigation of Quest Software’s historical stock option grant practices and related accounting. The investigation is being conducted by a special committee of independent directors, with the assistance of independent legal advisors and independent forensic accounting consultants. On July 5, 2006, Quest Software announced that its management and the audit committee of Quest Software’s board of directors, in consultation with the special committee, had determined that Quest Software would restate its annual and interim financial statements for the periods from 2000 through 2005 and for the quarter ended March 31, 2006. While Quest Software can not currently predict the ultimate timing for the completion of the investigation and related restatement, the company intends to file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 as soon as practicable after the special committee’s investigation is concluded and all required amendments to prior period reports have been filed with the SEC.

Quest Software Receives Nasdaq Notice Regarding Delayed Filing of Form 10-Q

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 18,000 customers worldwide meet higher expectations for enterprise IT. Quest Software can be found in offices around the globe and at www.quest.com.

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Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This release includes forward-looking statements concerning the potential delisting of Quest Software common stock from the Nasdaq Global Select Market. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, risks and uncertainties, including those resulting from the conclusions of the special committee concerning matters relating to our historic stock option grants and related accounting; the accuracy of measurement dates of option grants and the impact of the restatement of the company’s financial statements for the periods in question; our ability to meet the requirements of the NASDAQ Global Select Market for continued listing of our shares, including additional listing requirements or conditions which may be imposed or any or determinations which may be made by a Nasdaq Listing Qualifications Panel; potential claims and proceedings relating to the foregoing matters, including shareholder litigation and action by the SEC or other governmental agencies; other actions taken or required as a result of the investigation; and negative tax or other implications for the company resulting from the accounting adjustments and other factors. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.